Exhibit 99.1

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Market Update
■ Overall consumer and enterprise demand weak
 ■ Uncertain macro economic environment
 ■ Slow government spending
 ■ Private sector spending reflects uncertainty
 ■ Industrial demand continues to be down
■ Some SMSC bright spots
 ■ Automotive sales and penetration
 ■ Wireless audio product ramps
 ■ Certain PC brands
■ Book to bill
 ■ Quarter-to-date ~0.9
■ ODM inventory continues to decline
 ■ 2-3 weeks
■ HDD shortage may have a slight impact on Q4FY12 revenue
 due to consumer applications

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©2009 SMSC. All rights reserved.
“The SMSC Advantage”
Results in a CAGR Growth Opportunity that Outpaces the Market
• New MOST® Adopters
• Increasing Non-MOST Content
 • Companions
 • USB
 • Software
• Wireless Audio
• Differentiated USB Sockets
 Drive Higher ASPs
• Expanded Use Case and
 Software Extend Content
• Transition to USB 3.0
• Attractive Wireless Audio
 Market >40% Growth
• SMSC Drives The Complete
 Solution from Cloud to
 Destination
• Market Share Growth
 Worldwide with Discriminating
 PC OEMs
• Added Content Through
 Feature and Analog Integration
8%
~30%
6%
>20%
3%
>40%
6%
~9%
SMSC $ Opportunity
SMSC $ Opportunity
SMSC $ Opportunity
SMSC $ Opportunity
Market Unit
Growth
Market Unit
Growth
Market Unit
Growth
Market Unit
Growth
Automotive
USB
Audio
Computing
Source: IMS, CEA, NPD, NEA, Intstat, FutureSource, ABI & DisplaySource, IDC, Gartner, JD Powers & SMSC Estimates